UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1180 North Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2023, Marathon Digital Holdings, Inc. (the “Company”) and FS Innovation, LLC (“FSI”) entered into a Shareholders’ Agreement (the “Agreement”) regarding formation of an Abu Dhabi Global Markets company (the “ADGM Entity”), whose purpose shall be to jointly (a) establish and operate one or more mining facilities for digital assets; and (b) mine digital assets (collectively, the “Business”). The initial project by the ADGM Entity shall consist of two digital asset mining sites comprising 250 MW in Abu Dhabi, and the initial equity ownership in the ADGM Entity shall be 80% FSI and 20% the Company, and capital contributions will be made, subject to the satisfaction or waiver of certain conditions, during the 2023 development period in those proportions, consisting of both cash and in kind, in amounts of approximately $406 million in aggregate. FSI will appoint four directors to the board of the ADGM Entity, and the Company will appoint one director.

Unless otherwise not permitted by applicable law, the digital assets mined by the ADGM Entity will be distributed to the Company and FSI twice a month in proportion to their respective equity interests in the ADGM Entity. There are market provisions in the Agreement with respect to financial and tax matters.

The Agreement shall terminate at the earlier of the mutual written agreement of the parties, winding up of the ADGM Entity or the ownership by a shareholder of all of the outstanding equity interests in the ADGM Entity. The Agreement contains market terms on transfer of shares by a shareholder, pre-emptive rights and certain tag along and drag along rights upon a sale of the ADGM Entity. Furthermore, there are five year restrictive covenants which, inter alia, prevent Marathon from competing in the UAE with the Business or with the business of FSI or any of certain related parties and prevent FSI from competing in the U.S. with the business of Marathon.

Item 9.01 Exhibits

104	Inline XBRL

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2023

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Hugh Gallagher
Name:	Hugh Gallagher
Title:	Chief Financial Officer